Exhibit 99.3 - Summary of Direct and Indirect Beneficial Ownership

           James J. Kim   John T. Kim   Susan Y. Kim   David D. Kim   Trusts 1 to 5   Trust 6
           ------------   -----------   ------------   ------------   -------------  ----------
DIRECT       19,015,737             0              0              0       1,345,113   1,335,113
OWNERSHIP

INDIRECT
OWNERSHIP
Trust 1                     1,345,113      1,345,113
(as trustee)

Trust 2                     1,345,113      1,345,113
(as trustee)

Trust 3                     1,345,113      1,345,113
(as trustee)

Trust 4                     1,345,113      1,345,113
(as trustee)

Trust 5                     1,345,113      1,345,113
(as trustee)

Trust 6                     1,335,113                     1,335,113
(as trustee)

Other Trusts  1,930,555    37,027,575     31,073,130     22,010,575
(as trustee)
and family
LP (as member
of GP)

Total         1,930,555    45,088,253     37,798,695     23,345,688               0           0
Indirect
Ownership:

*TOTAL       20,946,292    45,088,253     37,798,695     23,345,688       1,345,113   1,335,113
(DIRECT AND
INDIRECT):

Trusts for Reported Transactions:

(1) Irrevocable Deed of Trust of James J. Kim for Alexandra Kim Panichello dated 12/24/92.
(2) Irrevocable Deed of Trust of James J. Kim for Jacqueline Mary Panichello dated 10/3/94.
(3) Irrevocable Deed of Trust of James J. Kim for Dylan James Panichello dated 10/15/01.
(4) Irrevocable Deed of Trust of James J. Kim for Allison Lee Kim dated 10/15/01.
(5) Irrevocable Deed of Trust of James J. Kim FBO Jason Lee Kim dated 11/17/03.
(6) Irrevocable Deed of Trust of James J. Kim f/b/o Children of David D. Kim dated 11/11/05.

*   Each reporting person disclaims beneficial ownership of these securities except to the extent of his or her pecuniary interest therein, and this report shall not be deemed an admission that the reporting person is the beneficial ownership of such securities, except to the extent of his or her pecuniary interest therein, for purposes of the Securities Exchange Act of 1934, as amended, or for any other purpose.